SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material under Section 240.14a-12

SENSIENT TECHNOLOGIES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SENSIENT TECHNOLOGIES CORPORATION
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, APRIL 23, 2020.

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Sensient Technologies Corporation (the “Company”), dated March 6, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 23, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 6, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2020

Dear Fellow Shareholder:

Due to the public health impact of the coronavirus outbreak (COVID-19) and the Governor of Wisconsin’s Emergency Order #12/Safer at Home Order, and to support the health and well-being of our shareholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (“Annual Meeting”) of Sensient Technologies Corporation (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Thursday, April 23, 2020 at 8:00 a.m., Central Time.  In light of public health concerns, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the previously distributed proxy materials for the Annual Meeting, you are entitled to notice of, and to vote at, the Annual Meeting if you were a shareholder of record as of the close of business on February 26, 2020, the record date. To participate in the Annual Meeting at https://web.lumiagm.com/210488496 you must enter the control number found on your proxy card, voting instruction form, or notice you previously received. If you no longer have your control number, you will still be able to be admitted to the Annual Meeting; however, you will not be able to ask a question or otherwise participate during the Annual Meeting. You may vote during the Annual Meeting by following the instructions available on the Annual Meeting website during the meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

John J. Manning
Senior Vice President, General Counsel, and Secretary
April 6, 2020

The Annual Meeting on April 23, 2020 at 8:00 a.m., Central Time, is available at https://web.lumiagm.com/210488496. The Proxy Statement and 2019 Annual Report on Form 10-K are available on our Investor Relations website at http://investor.sensient.com.